SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933

                            ALANCO TECHNOLOGIES, INC.
               ------------------------------------------------------
               (Exact name of Registrant as specified in its charter)

                 ARIZONA                                 86-0220694
          ------------------------                ------------------------
          (State of Incorporation)                (I.R.S. Employer ID No.)

               15575 N. 83rd Way, Suite 3, Scottsdale, Arizona 85260
             ----------------------------------------------------------
                         (Address of Principal Offices)

                            Alanco Technologies, Inc.
                             2002 Stock Option Plan

                                       &

                            Alanco Technologies, Inc.
                  2002 Directors and Officers Stock Option Plan

                                       &

             Alanco Technologies, Inc. 2002 Stock Option Agreements for Greg M. Oester, Everett E. Bell and Michael S. Mitchell

                 ------------------------------------------------
                            (Full Title of the Plans)

                                 John A. Carlson
                            Alanco Technologies, Inc.
                           15575 N. 83rd Way, Suite 3
                              Scottsdale, AZ 85260
                      ---------------------------------------
                      (Name and address of Agent for Service)

                                 (480) 607-1010
          ------------------------------------------------------------
          (Telephone number, including area code of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
       Title of       Amount of      Max. Off.    Maximum      Amount of
       Securities     Securities     Price Per    Aggregate   Registration
       Registered     Registered     Share        Offering     Price Fee
    ----------------  ----------     ---------   ----------   ------------
    Common Stock (1)   2,000,000     $0.55 (3)   $1,100,000      $101.20
    Common Stock (2)   1,450,000     $1.00 (4)   $1,450,000      $133.40

(1) Issuable upon the exercise of Options granted pursuant to the 2002 Stock Option Plan and the 2002 Directors and Officers Stock Option Plan.
(2) Issuable upon the exercise of Options granted pursuant to the Alanco Technologies, Inc. 2002 Employee Stock Option Agreements as follows:
     Greg M. Oester - 750,000 options, Everett E. Bell - 350,000 options, and Michael S. Mitchell - 350,000 options.
(3) Estimated price in accordance with Rule 457(h) and Rule 457(c) and based upon the average of the high and low prices for the Company's Class A common stock as of January 16, 2003.
(4) Priced in accordance with Rule 457(h) and Rule 457(c) at the $1.00 exercise price for each of these options.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     The documents containing the information related to the Alanco Technologies, Inc. 2002 Stock Option Plan, the Alanco Technologies, Inc. 2002 Directors and Officers Stock Option Plan, and a form of the Alanco Technologies, Inc. 2002 Employee Stock Option Agreements, which are being filed as part of this Registration Statement (the "Registration Statement") and documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, which taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the "Securities Act") will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

     As required by this Item, the Registrant shall provide to participants a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference in Item 3 of Part II hereof and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act. The statement shall include the address listing the title or department and telephone number to which the request is to be directed.

                                     Part II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The Registrant incorporates the following documents filed with the Securities and Exchange Commission by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002.

     (b) The Registrant's Quarterly Report on Form 10QSB for the period ended September 30, 2002.

     (c) The description of our Class A common stock set forth in our registration statement on Form 10/A filed with the SEC on March 27, 1981, and any subsequent amendment or report filed for the purpose of updating this description.

     (d) All other documents filed by Registrant after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, (the Exchange Act) since the end of the fiscal year covered by the annual report referred to in (a) above.

Item 4.  Description of Securities:  Not applicable.

Item 5.  Interests of Named Experts and Counsel: Not applicable.

Item 6.  Indemnification of Officers and Directors.

     The Registrant's Articles of Incorporation and Bylaws and the laws of the State of Arizona provide for indemnification of directors and officers of the Registrant who are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

Item 7.  Exemption from Registration Claimed:  Not applicable.

Item 8.  Exhibits.

                          EXHIBIT INDEX
        Exhibit                                            Page or
         Number              Description              Method of Filing

          4.1    Alanco Technologies, Inc.             Filed herewith
                 2002 Stock Option Plan

          4.2    Alanco Technologies, Inc.             Filed herewith
                 2002 Directors and Officers
                 Stock Option Plan

          4.3    Form of the Alanco Technologies,      Filed herewith
                 Inc. 2002 Employee Stock
                 Option Agreements

           5     Opinion rendered by Steven P. Oman,   Filed herewith
                 counsel for the Registrant
                 (including consent)

          23.1   Consent of Semple & Cooper, LLP       Filed herewith

          23.2   Consent of Counsel                    See Exhibit 5

Item 9.  Undertakings.

(a)   The undersigned Registrant hereby undertakes.

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement;

To include any material information with respect to the Plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended that are incorporated by reference into this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 21st day of January, 2003.

ALANCO TECHNOLOGIES, INC.


By: /s/ John A. Carlson
   ----------------------------------------
   John A. Carlson, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.


          NAME                             TITLE                       DATE

 /s/ Robert R. Kauffman             Chairman of the Board            1/21/03
--------------------------          Chief Executive Officer          -------
Robert R. Kauffman

 /s/ James T. Hecker                Director                         1/21/03
--------------------------                                           -------
James T. Hecker

 /s/ Harold S. Carpenter            Director                         1/21/03
--------------------------                                           -------
Harold S. Carpenter

 /s/ Steven P. Oman                 Director                         1/21/03
--------------------------                                           -------
Steven P. Oman

 /s/ Thomas C. LaVoy                Director                         1/21/03
--------------------------                                           -------
Thomas C. LaVoy

 /s/ John A. Carlson                Director                         1/21/03
--------------------------                                           -------
John A. Carlson

 /s/ Donald E. Anderson             Director                         1/21/03
--------------------------                                           -------
Donald E. Anderson

                                  EXHIBIT 4.1

                             ALANCO TECHNOLOGIES, INC.

                             2002 STOCK OPTION PLAN


                                    ARTICLE I

                                   DEFINITIONS

         As used herein, terms have the meaning hereinafter set forth unless the context should clearly indicate the contrary:

         (a) "Board" shall mean the Board of Directors of the Company, or the Executive Committee of such Board;

         (b) "Committee" shall mean the Administrative Committee appointed by the Board to oversee the administration of this Plan;

         (c) "Company" shall mean Alanco Technologies, Inc., an Arizona corporation;

         (d)   "Director" shall mean a member of the Board;

         (e) "Employee" shall mean any person, including officers and directors, employed by the Company who in the judgment of the Committee has the ability to positively affect the profitability and economic well being of the Company. Part-time employees, independent contractors, consultants and advisors performing bona fide services to the Company shall also be deemed employees solely for the purpose of participation under the Plan. The payment of a Director's fee by the Company shall not be sufficient to constitute "employment" by the Company;

         (f) "Fair Market Value" shall mean the average of the closing price for ten consecutive trading days at which the Stock is listed in the NASDAQ quotation system ending on the day prior to the date an Option is granted hereunder;

         (g) "Grant" means the issuance of an Option hereunder to an Optionee entitling such Optionee to acquire Stock on the terms and conditions set forth in a Stock Option Grant to be entered into with the Optionee. "Grant" may also include a direct grant of stock;

         (h) "Incentive Stock Option" shall mean a compensatory Option provided to an employee of the Company giving him or her the right to purchase Stock at a predetermined price under a plan that meets certain Internal Revenue Code requirements and involves registered stock;

         (i) "Non-Statutory Option" shall mean all Options which are not Incentive Stock Options;

         (j) "Option" shall mean the right granted to an Optionee to acquire Stock of the Company pursuant to the Plan;

2002 STOCK OPTION PLAN
Page 2

         (k) "Optionee" shall mean an Employee of the Company to whom a Grant hereunder has been made;

         (l) "Plan" shall mean the Alanco Technologies, Inc. 2002 Stock Option Plan, the terms of which are herein set forth;

         (m) "Stock" shall mean the common stock of the Company or, in the event the outstanding shares of stock are hereafter changed into or exchanged for shares of different stock or securities of the Company or some other corporation, such other stock or securities;

         (n) "Stock Option Grant" shall mean the agreement between the Company and an Optionee under which an Optionee may acquire Stock pursuant to the Plan.

                                   ARTICLE II

                                    THE PLAN

         2.1 NAME. The plan shall be known as the "Alanco Technologies, Inc. 2002 Stock Option Plan."

         2.2 PURPOSE. The purpose of the Plan is to advance the business and development of the Company and its shareholders by affording to the Employees of the Company the opportunity to acquire an equity interest in the Company by the grant of Options to such persons under the terms herein set forth. By doing so, the Company seeks to motivate, retain and attract highly competent, highly motivated personnel whose judgment, initiative, leadership and continued efforts will contribute to the success of the Company. The Options to be granted hereunder are either "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or "Non-Statutory Stock Options." However, at no time will the Plan be considered or operate as a "tandem" option plan or will any Employee be subjected to a tandem option provision.

         2.3 EFFECTIVE DATE. The Plan shall become effective upon its adoption by the Board of the Company. Thereafter, the Plan shall be submitted to the shareholders of the Company for approval within 12 months after the date said Plan is adopted by the Board.

         2.4 TERMINATION DATE. The Plan shall terminate ten (10) years from the date the Plan is adopted by the Board of the Company and at such time no further Options shall be granted under the Plan. Options previously granted under the Plan may be exercised by the Optionee in accordance with the Stock Option Grant until such Options terminate as provided in said Stock Option Grant.

                                   ARTICLE III

                                  PARTICIPANTS

         Any Employee of the Company, or of any of its wholly owned subsidiaries, shall be eligible to be granted an Option under the Plan. The Committee shall adopt criteria pursuant to which Options shall be granted.

2002 STOCK OPTION PLAN
Page 3

The Committee may grant Options to any eligible Employee in accordance with such determinations as the Committee may, from time to time, in its sole discretion make. A Director of the Company or of a subsidiary who is not also an Employee of the Company will not be eligible to receive an "Incentive Stock Option" pursuant to the Plan.

                                   ARTICLE IV

                                 ADMINISTRATION

         4.1 DUTIES AND POWERS OF THE COMMITTEE. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have the sole discretion and authority to determine from among eligible persons those to whom and the time or times at which Options may be granted and the number of shares of Stock to be subject to each Option. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations related to it and to determine the details and provisions of each Stock Option Grant and to make all other determinations necessary or advisable in the administration of the Plan.

         4.2 RECORDS OF PROCEEDINGS. The Committee shall maintain written minutes of its actions which shall be maintained among the records of the Company.

         4.3 MAJORITY. A majority of the members of the Committee shall constitute a quorum and any action taken by a majority present at such meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all members of the Committee shall constitute the action of the Committee.

         4.4 COMPANY ASSISTANCE. The Company shall supply full and timely information to the Committee in all matters relating to eligible Optionees, their status, death, retirement, disability and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties. All expenses of the Committee shall be paid by the Company.

        4.5 COMPOSITION OF THE COMMITTEE. The Committee shall consist of up to three (3) individuals appointed by the Board from among its members. Appointment to the Committee shall be for a term of one (1) year or until new individuals are appointed to the Committee by the Board. Any individual designated and serving as a member of the Committee shall be entitled to indemnification in relation to such service by the Company to the fullest extent called for or permitted by Article X of the Bylaws of the Company.

        4.6 COMMITTEE AUTHORITY. If the Committee deems it necessary or in the best interest of the Company or its shareholders, the Committee may impose restrictions of the subsequent transferability of Stock issued pursuant to Options to be granted hereunder. In the event of the imposition of any such conditions, the Stock of the Company to be issued pursuant to the exercise of an Option shall have any such restrictions prominently displayed as a legend on such certificate.

2002 STOCK OPTION PLAN
Page 4

                                   ARTICLE V

                        SHARES OF STOCK SUBJECT TO THE PLAN

         5.1 LIMITATION. Subject to adjustment pursuant to the provisions of
Section 5.3 hereof, the number of shares of Stock which may be issued and sold hereunder shall not exceed 1,500,000 shares. The Company shall take such action as necessary to reserve the aforesaid number of shares for issuance pursuant to the Plan.

         5.2 OPTIONS GRANTED UNDER THE PLAN. Shares of stock with respect to which an Option is granted hereunder, but which lapses prior to exercise, shall be considered available for grant hereunder. Therefore, if Options granted hereunder shall terminate for any reason without being wholly exercised, new Options may be granted hereunder covering the number of shares to which such terminated Options related.

         5.3 ANTI-DILUTION. In the event the Stock subject to Options hereunder is changed into or exchanged for a different number or kind of stock or other securities of the Company or of another organization by reason of merger, consolidation or reorganization, recapitalization, reclassification, combination of shares, stock split or stock dividend;

         (a) The aggregate number of shares of Stock subject to Options which may be granted hereunder shall be adjusted appropriately;

         (b) Rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option price, shall be adjusted appropriately;

         (c) Where dissolution or liquidation of the Company or any merger or consolidation in which the Company is not a surviving corporation is involved, each outstanding Option shall terminate and the Optionee holding such Option shall have the right immediately prior to such dissolution, liquidation, merger or combination to exercise his Option, in whole or in part, to the extent that it shall not have been exercised without regard to any installment exercise provision.

         The manner of application of the foregoing provision shall be determined solely by the Committee and any such adjustment may provide for the elimination of fractional share interests.

                                   ARTICLE VI

                                OPTION PROVISIONS

         6.1 OPTIONS. Each Option granted hereunder shall be evidenced by minutes of a meeting of or the written consent of the Committee and by a written Stock Option Grant dated as of the date of Grant and executed by the Company, which Grant shall set forth such terms and conditions as may be determined by the Committee consistent with the Plan.

2002 STOCK OPTION PLAN
Page 5

         6.2  PARTICIPATION, LIMITATIONS.

         (a) Options qualifying as "Incentive Stock Options" under Section 422 of the Internal Revenue Code, as amended, may be granted from time to time to Employees of the Company to purchase shares of the Company's Stock.

         (b) Options defined as "Non-Statutory Stock Options" which do not satisfy the requisites of Section 422 of the Internal Revenue Code, as amended, may also be granted under this Plan.

         6.3 OPTION PRICE. The per share Option price for the stock subject to each Option shall be determined by the Committee, but the per share exercise price shall not be less than the Fair Market Value of the Stock on the date the Option is granted.

         6.4 OPTION PERIOD. Each Option granted hereunder must be granted within ten (10) years from the effective date of the Plan. The period for the exercise of each Option shall be determined by the Committee, but in no instance shall such period exceed ten (10) years from the date of Grant of the Option. The Committee may prescribe such period after the grant of an Option which must expire before such Option may be exercised as the Committee deems appropriate.

         6.5  OPTION EXERCISE.

         (a) Options granted hereunder may not be exercised until and unless the Optionee shall meet the conditions precedent established by the Committee for the Employees.

         (b) Options may be exercised by Employees for whole shares only. Optionees may exercise their Option in whole at any time, or in part from time to time in each year on a cumulative basis with any portion not exercised to be carried over for exercise in subsequent years. Options shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office and payment in full to the Company at said office of the amount of the Option price for the number of shares with respect to which the Option(s) are then being exercised.

         (c) No person to whom Incentive Stock Options are granted hereunder shall receive Options, first exercisable during any single calendar year, for Stock, the fair market value of which (determined at the time of the grant of the Options) exceeds $100,000.

         (d) No Option may be exercised by any Optionee unless a registration statement, such as form S-8, covering the Stock subject thereto has been filed with and declared effective by the Securities and Exchange Commission and an appropriate registration or exemption therefrom, is in effect or available in the state of residence of the exercising Optionee.

         6.6  NON-TRANSFERABILITY OF OPTION.   No Option or any right relative
thereto shall be transferred by an Optionee otherwise than by will or by the laws of descent and distribution or by written permission of the Committee.

2002 STOCK OPTION PLAN
Page 6

During the lifetime of an Optionee, the Option shall be exercisable only by him or her.

         6.7  EFFECT OF DEATH OR OTHER TERMINATION OF EMPLOYMENT.

         (a) If the Employee's relationship with the Company shall be terminated, with or without cause, or by the act of the Employee, the Optionee's right to exercise such Incentive Stock Options shall terminate and all rights thereunder shall cease three (3) months after the date on which such person's association is terminated. Provided however, that if the Optionee shall die or become permanently and totally disabled while employed by the Company, as solely determined by the Committee in accordance with its policies, then either his or her personal representatives or a transferee under the Optionee's will or pursuant to the laws of descent and distribution, or the disabled Optionee may exercise the Incentive Stock Options in full one (1) year from the date of such death or disability. In the case of an Optionee's retirement in accordance with the Company's established retirement policy, such Incentive Stock Options shall remain exercisable by the Optionee for three (3) months from the date of such retirement.

         (b) The exercise schedule for Non-Statutory Stock Options following termination, death or total and permanent disablement of the Optionee will be determined by the Committee at the time of Grant.

         (c) No transfer of an Option by the Optionee by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with a written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Option.

         6.8  RIGHTS AS A SHAREHOLDER/VESTING OF OPTIONS.

         (a) An Optionee or a transferee of an Option shall have no rights as a shareholder of the Company with respect to any shares subject to any unexercised Options.

         (b) Incentive Stock Options are exercisable once vested. Unless otherwise established in writing by the Committee, the vesting schedule shall be as follows: Twenty-five percent (25%) of the shares issuable under the Incentive Stock Options shall vest six months from date of Grant provided that the Optionee has remained an Employee of the Company for not less than six months from date of Grant, twenty-five percent (25%) of the shares issuable under the Incentive Stock Options shall vest one year from date of Grant provided that Optionee has remained an Employee of the Company for not less than one year from the date of Grant, and the remaining fifty percent (50%) of the shares issuable under the Incentive Stock Options shall vest two years from date of Grant provided that Optionee has remained an Employee of the Company for not less than two years from the date of Grant. Otherwise the options shall lapse.

2002 STOCK OPTION PLAN
Page 7

         (c) Non-Statutory Stock Options are exercisable once vested. The vesting schedule for Non-Statutory Stock Options will be determined by the Committee when granted.

         6.9 REQUIRED FILINGS. An Optionee to whom an Option is granted under the terms of the Plan is required to file appropriate reports with the Internal Revenue Service. As a condition of the receipt of an Option hereunder, Optionee shall agree to make necessary filings with the Internal Revenue Service. The Committee shall assist and cooperate with Optionee by providing the necessary information required for compliance of this condition.

                                   ARTICLE VII

                               STOCK CERTIFICATES

         The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder, or any portion thereof, prior to the obtaining of any approval or clearance from any federal or state governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable.

                                  ARTICLE VIII

               TERMINATION, AMENDMENT, OR MODIFICATION OF THE PLAN

The Board may at any time, upon recommendation of the Committee, terminate, and may at any time and from time to time and in any respect amend or modify the terms of the Options granted under the Plan. If the Plan has been submitted to and approved by the shareholders of the Company, no such action by the Board or the Committee may be taken without approval of the majority of the shareholders of the Company which: (a) increases the total number of shares of Stock subject to the Plan, except as contemplated in Section 5.3 hereof; (b) changes the manner of determining the Option price; or (c) withdraws the administration of the Plan from the Committee.

                                   ARTICLE IX

                                   EMPLOYMENT

         9.1 EMPLOYMENT. Nothing in the Plan or any Option granted hereunder or in any Stock Option Grant shall confer upon an Employee receiving such Option or Stock Option Grant the status as an Employee of the Company. Further, nothing in the Plan or any Option granted hereunder shall in any manner create in any Optionee the right to continue their relationship with the Company or create any vested interest in such relationship, including employment.

         9.2 OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option, incentive, or other compensation plan in effect for the Company or any of its subsidiaries, nor shall the Plan preclude the Company or any subsidiary thereof from establishing any other forms of incentive or other compensation for employees or non-employee Directors of the Company, or any subsidiary thereof.

2002 STOCK OPTION PLAN
Page 7

         9.3 PLAN EFFECT. The Plan shall be binding upon the successors and assigns of the Company.

         9.4 TENSE. When used herein nouns in the singular shall include the plural.

         9.5 HEADINGS OF SECTIONS ARE NOT PART OF THE PLAN. Headings of articles and sections hereof are inserted for convenience and reference and constitute no part of the Plan.





As approved by the Shareholders on November 22, 2002.

                                   EXHIBIT 4.2

                             ALANCO TECHNOLOGIES, INC.

                           2002 DIRECTORS AND OFFICERS
                                STOCK OPTION PLAN


                                    ARTICLE I

                                   DEFINITIONS

         As used herein, terms have the meaning hereinafter set forth unless the context should clearly indicate the contrary:

         (a) "Board" shall mean the Board of Directors of the Company;

         (b) "Committee" shall mean the Administrative Committee appointed by the Board to oversee the administration of this Plan;

         (c) "Company" shall mean Alanco Technologies, Inc., an Arizona corporation;

         (d) "Director" shall mean a member of the Board;

         (e) "Fair Market Value" shall mean the average of the closing price for ten consecutive trading days at which the Stock is listed in the NASDAQ quotation system ending on the day prior to the date an Option is granted hereunder;

         (f) "Grant" means the issuance of an Option hereunder to an Optionee entitling such Optionee to acquire Stock on the terms and conditions set forth in a Stock Option Grant to be entered into with the Optionee;

         (g) "Officer" shall mean an Executive Officer of the Company;

         (h) "Option" shall mean the right granted to an Optionee to acquire Stock of the Company pursuant to the Plan;

         (i) "Optionee" shall mean an Officer of the Company or a Director of the Company to whom a Grant hereunder has been made;

         (j) "Plan" shall mean the Alanco Technologies, Inc. 2002 Directors and Officers Stock Option Plan, the terms of which are herein set forth;

         (k) "Stock" shall mean the common stock of the Company or, in the event the outstanding shares of stock are hereafter changed into or exchanged for shares of different stock or securities of the Company or some other corporation, such other stock or securities;

         (l) "Stock Option Grant" shall mean the agreement between the Company and an Optionee under which an Optionee may acquire Stock pursuant to the Plan.

2002 DIRECTORS AND OFFICERS
STOCK OPTION PLAN
Page 2

                                   ARTICLE II

                                    THE PLAN

         2.1 NAME. The plan shall be known as the "Alanco Technologies, Inc. 2002 Directors and Officers Stock Option Plan."

         2.2 PURPOSE. The purpose of the Plan is to advance the business and development of the Company and its shareholders by affording to the Directors and Officers of the Company the opportunity to acquire an equity interest in the Company by the grant of Options to such persons under the terms herein set forth. By doing so, the Company seeks to motivate, retain and attract highly competent, highly motivated Executive Officers and Directors to lead and ensure the success of the Company. The Options to be granted hereunder are Non-Statutory Options made available to Directors and Officers of Alanco Technologies, Inc.

         2.3 EFFECTIVE DATE. The Plan shall become effective upon its adoption by the Board of the Company. Thereafter, the Plan shall be submitted to the shareholders of the Company for approval within 12 months after the date said Plan is adopted by the Board.

         2.4 TERMINATION DATE. The Plan shall terminate ten (10) years from the date the Plan is adopted by the Board of the Company and at such time no further Options shall be granted under the Plan. Options previously granted under the Plan may be exercised by the Optionee in accordance with the Stock Option Grant until such Options terminate as provided in said Stock Option Grant.

                                   ARTICLE III

                                  PARTICIPANTS

         Only Officers and Directors of the Company shall be eligible to be granted an Option under the Plan. The Committee may grant Options to any Director or Officer in accordance with the terms hereunder and such other determinations as the Committee may, from time to time, in its sole discretion make.

                                   ARTICLE IV

                                 ADMINISTRATION

         4.1 DUTIES AND POWERS OF THE COMMITTEE. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have the sole discretion and authority to determine from among eligible persons those to whom and the time or times at which Options may be granted and the number of shares of Stock to be subject to each Option. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations related to it and to determine the details and provisions of each Stock Option Grant and to make all other determinations necessary or advisable in the administration of the Plan.

2002 DIRECTORS AND OFFICERS
STOCK OPTION PLAN
Page 3

         4.2 RECORDS OF PROCEEDINGS. The Committee shall maintain written minutes of its actions which shall be maintained among the records of the Company.

         4.3 MAJORITY. A majority of the members of the Committee shall constitute a quorum and any action taken by a majority present at such meeting, when properly noticed, at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all members of the Board shall constitute the action of the Committee.

         4.4 COMPANY ASSISTANCE. The Company shall supply full and timely information to the Committee in all matters relating to eligible Optionees, their status, death, retirement, disability and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties. All expenses of the Committee shall be paid by the Company.

         4.5 COMPOSITION OF THE COMMITTEE. The Committee shall consist of up to three (3) individuals appointed by the Board from among its members, at least two (2) of which are non-employee Directors. Appointment to the Committee shall be for a term of one (1) year or until new individuals are appointed to the Committee by the Board. Any individual designated and serving as a member of the Committee shall be entitled to indemnification in relation to such service by the Company to the fullest extent called for or permitted by Article XII of the Bylaws of the Company.

         4.6 COMMITTEE AUTHORITY. If the Committee deems it necessary or in the best interest of the Company or its shareholders, the Committee may impose restrictions of the subsequent transferability of Stock issued pursuant to Options to be granted hereunder. In the event of the imposition of any such conditions, the Stock of the Company to be issued pursuant to the exercise of an Option shall have any such restrictions prominently displayed as a legend on such certificate.

                                    ARTICLE V

                       SHARES OF STOCK SUBJECT TO THE PLAN

         5.1 LIMITATION. Subject to adjustment pursuant to the provisions of
Section 5.3 hereof, the number of shares of Stock which may be issued and sold hereunder shall not exceed 500,000 shares. The Company shall take such action as necessary to reserve the aforesaid number of shares for issuance pursuant to the Plan.

         5.2 OPTIONS GRANTED UNDER THE PLAN. Shares of stock with respect to which an Option is granted hereunder, but which lapses prior to exercise, shall be considered available for grant hereunder. Therefore, if Options granted hereunder shall terminate for any reason without being wholly exercised, new Options may be granted hereunder covering the number of shares to which such terminated Options related.

2002 DIRECTORS AND OFFICERS
STOCK OPTION PLAN
Page 4

         5.3 ANTI-DILUTION. In the event the Stock subject to Options hereunder is changed into or exchanged for a different number or kind of stock or other securities of the Company or of another organization by reason of merger, consolidation or reorganization, recapitalization, reclassification, combination of shares, stock split or stock dividend;

         (a) The aggregate number of shares of Stock subject to Options which may be granted hereunder shall be adjusted appropriately;

         (b) Rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option price, shall be adjusted appropriately;

         (c) Where dissolution or liquidation of the Company or any merger or consolidation in which the Company is not a surviving corporation is involved, each outstanding Option shall terminate and the Optionee holding such Option shall have the right immediately prior to such dissolution, liquidation, merger or combination to exercise his Option, in whole or in part, to the extent that it shall not have been exercised without regard to any installment exercise provision.

         The manner of application of the foregoing provision shall be determined solely by the Committee and any such adjustment may provide for the elimination of fractional share interests.

                                   ARTICLE VI

                                OPTION PROVISIONS

         6.1  OPTIONS.

         (a) The Company will grant to non-employee Directors newly appointed to the Board of Directors an option to purchase 20,000 shares of common stock at fair market value.

         (b) On an annual basis, the timing of which shall be determined by the Committee, the non-employee Directors will be granted from the Company an option to purchase 20,000 shares of common stock at fair market value.

         (c) The Board of Directors or the Administrative Committee may grant additional options to Directors and Executive Officers, setting forth such terms, conditions, and exercise schedules as may be determined by the Committee or Board of Directors.

         (d) Each Option granted hereunder shall be evidenced by minutes of a meeting of or the written consent of the Committee and by a written Stock Option Grant dated as of the date of Grant and executed by the Company and the Optionee, which Grant shall set forth such terms and conditions as may be determined by the Committee consistent with the Plan.

         6.2 LIMITATIONS. The Options granted hereunder are non-statutory Options which do not satisfy the requisites of Section 422 of the Internal Revenue Code, as amended.

2002 DIRECTORS AND OFFICERS
STOCK OPTION PLAN
Page 5

         6.3 OPTION PRICE. The per share Option price for the stock subject to each Option shall be determined by the Committee, but the per share exercise price shall not be less than the fair market value of the Stock on the date the Option is granted.

         6.4 OPTION PERIOD. Each Option granted hereunder must be granted within ten (10) years from the effective date of the Plan. The period for the exercise of each Option shall be determined by the Committee, but in no instance shall such period exceed ten (10) years from the date of Grant of the Option. The Committee may prescribe such period after the grant of an Option which must expire before such Option may be exercised as the Committee deems appropriate.

         6.5  OPTION EXERCISE.

         (a) Options granted hereunder may not be exercised until and unless the Optionee shall meet the conditions precedent established by the Committee for Officers and Directors.

         (b) Options may be exercised by Officers and Directors for whole shares only. Officer and Director Optionees may exercise their Option in whole at any time, or in part from time to time in each year on a cumulative basis with any portion not exercised to be carried over for exercise in subsequent years.

         Options shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office and payment in full to the Company at said office of the amount of the Option price for the number of shares with respect to which the Option(s) are then being exercised.

         (c) No Option may be exercised by any Optionee unless a registration statement, such as form S-8, covering the Stock subject thereto has been filed with and declared effective by the Securities and Exchange Commission and an appropriate registration or exemption therefrom, is in effect or available in the state of residence of the exercising Optionee.

         6.6 NON-TRANSFERABILITY OF OPTION. No Option or any right relative thereto shall be transferred by an Optionee otherwise than by will or by the laws of descent and distribution or by written permission of the Committee. During the lifetime of an Optionee, the Option shall be exercisable only by him or her.

         6.7  EFFECT OF DEATH OR OTHER TERMINATION OF RELATIONSHIP.

         (a) The exercise schedule for Non-Statutory Stock Options following termination, death or total and permanent disablement of the Optionee will be determined by the Committee at the time of grant.

         (b) No transfer of an Option by the Optionee by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with a written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee.

2002 DIRECTORS AND OFFICERS
STOCK OPTION PLAN
Page 6

may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Option.

         6.8  RIGHTS AS A SHAREHOLDER/VESTING OF OPTIONS.

         (a) An Optionee or a transferee of an Option shall have no rights as a shareholder of the Company with respect to any shares subject to any unexercised Options.

         (b) Non-Statutory Stock Options are exercisable once vested. The vesting schedule for Non-Statutory Stock Options will be determined by the Committee when granted.

         6.9 REQUIRED FILINGS. An Optionee to whom an Option is granted under the terms of the Plan is required to file appropriate reports with the Securities and Exchange Commission and the Internal Revenue Service. As a condition of the receipt of an Option hereunder, Optionees shall agree to make the necessary filings. The Company shall assist and cooperate with Optionees by providing the necessary information required for compliance of this condition.

                                   ARTICLE VII

                               STOCK CERTIFICATES

         The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder, or any portion thereof, prior to the obtaining of any approval or clearance from any federal or state governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable.

                                  ARTICLE VIII

               TERMINATION, AMENDMENT, OR MODIFICATION OF THE PLAN

         The Board may at any time, upon recommendation of the Committee, terminate, and may at any time and from time to time and in any respect amend or modify the terms of the Options granted under the Plan. If the Plan has been submitted to and approved by the shareholders of the Company, no such action by the Board or the Committee may be taken without approval of the majority of the shareholders of the Company which: (a) increases the total number of shares of Stock subject to the Plan, except as contemplated in Section 5.3 hereof; (b) changes the manner of determining the Option price; or (c) withdraws the administration of the Plan from the Committee.

                                   ARTICLE IX

                                   EMPLOYMENT

         9.1 EMPLOYMENT. Nothing in the Plan or any Option granted hereunder or in any Stock Option Grant shall confer upon a non-employee Director receiving such Option or Stock Option Grant the status as an employee of the

2002 DIRECTORS AND OFFICERS
STOCK OPTION PLAN
Page 7

Company. Further, nothing in the Plan or any Option granted hereunder shall in any manner create in any Optionee the right to continue their relationship with the Company or create any vested interest in such relationship, including employment.

         9.2 OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option, incentive, or other compensation plan in effect for the Company or any of its subsidiaries, nor shall the Plan preclude the Company or any subsidiary thereof from establishing any other forms of incentive or other compensation for employees or non-employee Directors of the Company, or any subsidiary thereof.

         9.3 PLAN EFFECT. The Plan shall be binding upon the successors and assigns of the Company.

         9.4 TENSE. When used herein nouns in the singular shall include the plural.

         9.5 HEADINGS OF SECTIONS ARE NOT PART OF THE PLAN. Headings of articles and sections hereof are inserted for convenience and reference and constitute no part of the Plan.




As approved by the Shareholders on November 22, 2002.

                                   EXHIBIT 4.3


                             ALANCO TECHNOLOGIES, INC.
2002 _________________________ (Optionee's Name) STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT ("Agreement") is made and entered into this 31st day of May, 2002 ("Grant Date"), by and between ALANCO TECHNOLOGIES, INC., an Arizona corporation (the "Company"), and ________________________ (the "Optionee").

                                    RECITALS

         The Company, through its Board of Directors (the "Board"), has determined that in order to attract and retain the best available personnel for positions of substantial responsibility to provide successful management of the Company's business, it must offer a compensation package that provides key employees of the Company an opportunity to participate financially in the success of the Company by developing an equity interest in it. By this Agreement, the Company and the Optionee desire to establish the terms upon which the Company is willing to grant to the Optionee, and upon which the Optionee is willing to accept from the Company, an option to purchase shares of common stock of the Company ("Common Stock").

         IN CONSIDERATION of the promises and of the mutual agreements hereinafter set forth, the parties agree as follows:

         1. Grant of Non-Statutory Stock Option. Subject to the terms and conditions hereinafter set forth, the Company grants to the Optionee the right and option (the "Option") to purchase from the Company all or any part of an aggregate number of ___________________________ (__________) shares of Common
Stock, at a purchase price of $1.00 per share, such price being not less than the Fair Market Value of the Stock as of the date hereof. The Option hereby granted is to be exercised in the manner and subject to the conditions hereinafter provided.

         2. Time of Exercise of Option. Once the shares issuable under this Option are vested according to the schedule in Paragraph 3 hereof, this Option may be exercised by Employee for whole shares only. Employees may exercise their Option for vested shares in whole at any time, or in part from time to time, in each year on a cumulative basis commencing on May 31, 2002, with any portion not exercised to be carried over for exercise in subsequent years until May 31, 2012, at which time any unexercised portion hereof shall expire.

         3. Vesting of Options; Exercise. This Option is exercisable once vested. Twenty-five percent (25%) of the shares issuable under this Option shall vest on the date of Grant, twenty-five percent (25%) of the shares issuable under this Option shall vest one year from the date of Grant provided that the Optionee has remained an Employee of the Company for not less than one year from the date of Grant, twenty-five percent (25%) of the shares issuable under this Option shall vest two years from the date of Grant provided that Optionee has remained an Employee of the Company for not less than two years from the date of Grant, and the remaining twenty-five percent (25%) of the shares issuable under this Option shall vest three years from the date of Grant provided that Optionee has remained an Employee of the Company for not less than three years from the date of Grant. Otherwise the options shall lapse.

         4. Method of Exercise. This Option may be exercised by Employee giving written notice to Alanco at its principal place of business accompanied by a check in payment of the purchase price for the Stock as to which the Option is being exercised. Alanco shall make prompt delivery of such Stock, provided that if any law or regulation requires Alanco to take any action with respect to the Stock as to which the Option is being exercised, the date of delivery of such Stock shall be extended for the period necessary to take such action.

         5. Termination of Option. Except as otherwise stated herein, the Option hereby granted shall terminate as follows:

            (a) If the Optionee's continuous employment with Alanco, or an Alanco company, shall be terminated, with or without cause, or by the act of the Employee, the Optionee's right to exercise the vested shares of this Option shall terminate and all rights thereunder shall cease three (3) months after the date on which such person's association is terminated

            (b) In the event of an Employee's death or permanent and total disability while in the employ of Alanco, the disabled Employee or his or her personal representatives may exercise the vested shares of this Option in full at any time within one (1) year following the date of an Employee's disability or death.

         6. Limitations - Grant as Non-Qualified Option. This option is intended to be a non-qualified stock option in accordance with the terms of Section 422 of the Internal Revenue Code of 1986, as amended.

         7. Reclassification, Consolidation or Merger. In the event the Stock subject to Options hereunder is changed into or exchanged for a different number or kind of stock or other securities of the Company or of another organization by reason of merger, consolidation or reorganization, recapitalization, reclassification, combination of shares, stock split or stock dividend, the aggregate number of shares of Stock subject to this Option and the Option price for such shares shall be proportionately adjusted.

         8. Rights Prior to Exercise of Option. The Option hereby granted is non-transferable by Employee except as otherwise provided in Paragraph 5 hereof. During the lifetime of Employee, the Options hereby granted shall be exercisable only by the Employee. Employee shall have no rights as a shareholder in the shares of Stock purchasable pursuant to Options hereunder until payment of the purchase price and delivery.

         9. Registration of Common Stock. The Company shall promptly cause appropriate securities registration statements to be filed with respect to the shares underlying the Option so that upon exercise of the Option, the Common Stock received may be freely tradeable.

        10. Transferability of Stock. Any sale or transfer of the Stock purchased pursuant to this Option must be in accordance with applicable federal and state securities laws.

        11. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

        12. Tax Considerations. Issuance or exercise of this Option may result in tax implications.


         IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer, and the Optionee has hereunto affixed his signature.

ALANCO TECHNOLOGIES, INC., an Arizona corporation


By:      /s/ Robert R. Kauffman
        ------------------------------------
         Robert R. Kauffman
Its:     Chairman and Chief Executive Officer

Optionee:



------------------------------------
      (Optionee's Signature)

                                  EXHIBIT 5

                                Law Office of
                             STEVEN P. OMAN, P.C.

                       10446 N. 74th Street, Suite 130
                          Scottsdale, Arizona 85258
                          Telephone: (480) 348-1470
                          Facsimile: (480) 348-1471
                          e-mail: soman@omanlaw.net

                                           January 17, 2003

Board of Directors
Alanco Technologies, Inc.

     Re:  Registration Statement on Form S-8

Gentlemen:

You have requested my opinion as to the legality of the issuance by Alanco Technologies, Inc., (the "Company") of up to 3,450,000 shares of Common Stock (the "Shares") pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed on or before January 30, 2003.

Pursuant to your request, I have reviewed and examined: (1) the Articles of Incorporation of the Company, as amended; (2) the Bylaws of the Company, as certified by the Secretary of the Company; (3) the minute book of the Company;
(4) copies of certain resolutions of the Board of Directors of the Company; (5) the Registration Statement; (6) the Stock Option Plans covered by the Registration Statement; and (7) such other matters as I have deemed relevant in order to form my opinion.

Based upon the foregoing, and subject to the qualifications set forth below, I am of the opinion that the Shares, if issued as described in the Registration Statement, will have been duly authorized, legally issued, fully paid and non-assessable.

This opinion is furnished by me as counsel to the Company and is solely for your benefit. Neither this opinion nor copies hereof may be relied upon by any other person without my prior written consent. My opinion is subject to the qualification that no opinion is expressed herein as to the application of state securities or Blue Sky laws.

Not withstanding the above, I consent to the use of this opinion in the Registration Statement.

                                           Sincerely,

                                           /s/ Steven P. Oman
                                           ------------------------
                                           Steven P. Oman

                                 EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Alanco Technologies, Inc.
Scottsdale, Arizona

As independent public accountants, we hereby consent to the incorporation by reference in the S-8 registration statement of our report dated September 27, 2002, included in the Company's Form 10-KSB for the year ended June 30, 2002, and to all references to our firm included in this registration statement.


/s/Semple & Cooper, LLP
------------------------
Semple & Cooper, LLP


Phoenix, Arizona
January 20, 2003